Exhibit 10.29

BRAZIL MINERALS, INC.
155 North Lake Avenue, Suite 800
Pasadena, California 91101

December 30, 2015

The Suter Family Trust U/T/A Dated April 12, 2002
[address]
Attention: Damon C. Suter, Trustee

The Nazari/Singley Family Trust U/T/A dated May 23, 1995
[address]
Attention: Michael Nazari

The Law Firm of William A. Wurch, PC
1902 Wright Place, Suite 200
Carlsbad, California 92008-6583
Attn: William A. Wurch, Esq.

Gentlemen:

Reference is made to the (a) Diamond Purchase Agreement dated as of March 4, 2014 (the “Original Agreement”) among Brazil Minerals, Inc. (“BMIX”), The Suter Family Trust u/t/a dated April 12, 2002, as amended and restated (the “Suter Trust”) and The Nazari/Singley Family Trust u/t/a dated May 23, 1995 (the “Nazari Trust”), (b) the Amendment to the Original Agreement among BMIX, the Suter Trust and the Nazari Trust, dated October 15, 2014 (the “First Amendment”), the Second Amendment to the Original Agreement among BMIX, the Suter Trust and the Nazari Trust, dated June 3, 2015 (the “Second Amendment”) and collectively with the Original Agreement and the First Amendment, the “Agreement”) and the Stock Pledge and Collateral Agent Agreement dated as of March 4, 2014 among BMIX, the Suter Trust, the Nazari Trust and the Law Firm of William A. Wurch, PC (“Wurch”), as collateral agent (the “Pledge Agreement”). The Suter Trust and the Nazari Trust are each referred to sometimes simply as “Trust” and together as “Trusts”. BMIX and the Trusts are referred to as “Parties”.

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Reference is also made to the following facts which the parties hereby confirm:

a)	Under the Original Agreement, the Suter Trust and the Nazari Trust each made a $250,000 cash payment to BMIX (the “Amount Disbursed”);

b)	Under the Original Agreement, BMIX delivered $51,179 Rapaport value of diamonds to the Suter Trust ($36,619 delivered on April 30, 2014 and $14,560 on September 30, 2014) and delivered $16,197 Rapaport value of diamonds to the Nazari Trust on June 30, 2014.

c)	Subsequently, the Suter Trust forwarded all of the diamonds it received on September 30, 2014, to John Helvin and Matthew Taylor.

d)	Valuing the diamonds delivered to the Trusts at 50% of their Rapaport valuation (such 50% is hereinafter referred to as the “Value Returned”), and not counting as a Suter Trust delivery the amount delivered to Suter Trust on September 30, 2014, the Value Returned of the diamonds delivered to the Suter Trust was $18,310 (50% of $36,619), and the Value Returned of the diamonds delivered to the Nazari Trust was $8,099 (50% of $16,197).

e)	Subtracting the Value Returned from the Amount Disbursed for each Trust, results in a difference of $231,690 ($250,000 minus $18,310) for the Suter Trust and $241,901 ($250,000 minus $8,099) for the Nazari Trust.

It is hereby agreed as follows:

1.	In exchange for (a) the termination, cancellation and satisfaction of all of BMIX obligations under the Agreement to deliver all or any portion of the Diamonds (as such term is defined in the Original Agreement, and for sake of clarity enunciated here: polished diamonds, each graded and certified by the Gemological Institute of America, in standard brilliant cut, and with a weight no less than 0.4 carats) to the Trusts and (b) the termination of the Pledge Agreement and the return to BMIX for cancellation of all certificates for shares of BMIX Common Stock heretofore pledged by BMIX under the Agreement, together with any associated stock powers (collectively, the “Pledged Documents”), BMIX shall issue to the Trusts the number of shares of Series B Convertible Preferred Stock of BMIX (“Series B Stock”) as follows: 232 shares to the Suter Trust and 242 shares to the Nazari Trust. The foregoing exchange shall be made at a closing to be held at a place and time agreeable to all Parties. At the closing the Trusts shall (A) deliver to BMIX a Release of Diamond Delivery Obligations in the form of Exhibit A attached hereto and (B) cause Wurch to deliver to BMIX all of the Pledged Documents. At the closing BMIX shall deliver to the Trusts certificates evidencing the number of shares set forth above. Immediately upon the deliveries of all of the foregoing documents, the Pledge Agreement shall be deemed terminated and no longer of any force or effect.

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2.	BMIX shall have the right and sole option from time to time prior to December 31, 2016 to redeem up to 60% of the Series B Stock issued to the Trusts pursuant to this agreement (hereinafter referred to as the “Exchange Agreement”) for a redemption price equal to a stated value of $1,000 per share of Series B Stock redeemed plus any accrued, but unpaid dividends on such shares. Notwithstanding anything contained in the Certificate of Designations, Preferences and Rights of the Series B Stock, prior to the dates set forth in clauses (a) through (d) of this Section 2, the Trusts may not convert to common stock shares of Series B Stock issued to them pursuant to this agreement to the extent that such conversion would deprive BMIX of its right to redeem the number of shares of Series B Stock set forth in clauses (a) through (d) of this Section 2. The redemption timeline is as follows:

a)	On or before March 31, 2016, BMIX may redeem up to an aggregate of 139 shares of Series B Stock from the Suter Trust and up to an aggregate of 145 shares of Series B Stock from the Nazari Trust;

b)	Provided that BMIX has not already redeemed more than the following number of shares of Series B Stock from the Trusts pursuant to Section 2(a), then on or before June 30, 2016, BMIX may redeem up to 104 shares of Series B Stock (inclusive of any shares redeemed pursuant to Section 2(a)) from the Suter Trust and up to 109 shares of Series B Stock (inclusive of any shares redeemed pursuant to Section 2(a)) from the Nazari Trust;

c)	Provided that BMIX has not already redeemed more than the following number of shares of Series B Stock from the Trusts pursuant to Sections 2(a) and 2(b), then on or before September 30, 2016, BMIX may redeem up to 70 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a) and 2(b)) from the Suter Trust and up to 73 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a) and 2(b)) from the Nazari Trust;

d)	Provided that BMIX has not already redeemed more than the following number of shares of Series B Stock from the Trusts pursuant to Sections 2(a), 2(b) and 2(c), then on or before December 31, 2016, BMIX may redeem up to 35 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a), 2(b) and 2(c)) from the Suter Trust and up to 36 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a), 2(b) and 2(c)) from the Nazari Trust.

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3.	The redemption price may be paid in cash or by delivery to the Trusts of Diamonds having a Rapaport equal to 200% of the portion of the redemption price paid in Diamonds. If BMIX desires to exercise its option to redeem Series B Stock it shall give the Trusts written notice of such intention (the “Redemption Notice”) and the Parties shall use their best efforts to effect such redemption within five days after the Redemption Notice is given. If the Trusts receive a Redemption Notice, then within five days after such Redemption Notice is given, one or both Trusts may give written notice to BMIX that it has elected to convert the Series B Stock which is subject to the Redemption Notice into Common Stock rather than having such shares redeemed (the “Conversion Notice”). In such event the Parties shall use their best efforts to promptly issue conversion shares in accordance with the Conversion Notice and the provision of the Certificate of Designations of the Series B Stock regarding conversion of the Series B Stock.

4.	Notwithstanding any higher closing prices in the common stock of BMIX, Suter has the right to convert up to 93 shares of its Series B Stock into shares of common stock at a price per share of $0.00006 until December 31, 2016, and Nazari has the right to convert up to 97 shares of its Series B Stock into shares of common stock at a price per share of $0.00006 until December 31, 2016.

5.	The Series B Stock received by the Trusts pursuant to this Exchange Agreement shall be convertible onto unlegended common shares of BMIX.

6.	In connection with its acquisition of Series B Stock pursuant to this Exchange Agreement, each of the Trusts represents and warrants to BMIX as follows:

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“The Trust has such knowledge and experience in financial, tax, and business matters so as to enable the Trust to evaluate the risks and merits of an investment in the Series B Stock. The Trust is acquiring the Series B Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Series B Stock.  The Trust is aware of the limits on resale imposed by virtue of the transaction contemplated by this Exchange Agreement and is aware that the certificates representing the Series B Stock will bear restrictive legends. The Trust is financially able to bear the economic risk of an investment in the Series B Stock, including a total loss of investment. The Trust has adequate means of providing for the Trust’s current needs and has no need for liquidity in its investment in BMIX and has no reason to anticipate any material change in its financial condition in the foreseeable future. The Trust understands that neither the Securities and Exchange Commission nor any other U.S. federal or state agency has reviewed the proposed offering of the Series B Stock or made any finding or determination of fairness of the offering of the Series B Stock or any recommendation or endorsement of such investment. The Trust acknowledges that it has not received any information regarding the offering of the Series B Stock or any invitation to attend any seminar or meeting held by BMIX, through any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Trust is required in connection with (i) the execution, delivery and performance of this Agreement, (ii) the purchase of the Series B Stock, and (iii) the consummation by the Trust of the transactions contemplated by this Exchange Agreement. Neither the Trust nor any of the Trust’s officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement. The Trust is an accredited investor as such term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.”

7.	For as long as Suter and Nazari have any Series B Stock, and by December 31, 2016 at the latest, Suter and Nazari shall each have the right of first refusal in any sale of Series B Stock by BMIX, and said right of first refusal shall extend for up to 24 hours from first communication by BMIX.

Please acknowledge your agreement with the foregoing by signing a copy of this letter in the space indicated below and returning the signed copy to BMIX.

Very truly yours,
BRAZIL MINERALS, INC.

By: /s/ Marc Fogassa
       Marc Fogassa, Chief Executive Officer

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AGREED TO:

THE SUTER FAMILY TRUST U/T/A
APRIL 12, 2002, AS AMENDED
AND RESTATED

By: /s/ Damon C. Suter
Name: Damon C. Suter
Title: Trustee

THE NAZARI/SINGLEY FAMILY TRUST U/T/A DATED MAY 23, 1995
By:  /s/ Michael S. Nazari
Name: Michael S. Nazari
Title: Trustee

THE LAW FIRM OF WILLIAM A. WURCH, PC

/s/ William A. Wurch
Name: William A. Wurch
Title: President

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